UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 8, 2021

STRATEGIC ACQUISITIONS, INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 0-28963

Nevada	13-3506506
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

30 Broad Street, 14th Floor, New York, NY	10004
(Address of principal executive offices)	(Zip Code)

(212) 878-6532

(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act: None

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities

Between September 8, 2021 and September 13, 2021, Strategic Acquisition, Inc. (the “Company” or the “Registrant”) sold 200,000 unregistered restricted shares of common stock, par value $0.001 to four private purchasers, for an aggregate of $40,000. This represents a purchase price of $0.20 per share. The funds will be used to further capitalize the Company. Prior to the issuance of these shares, the Company had 2,515,000 shares of its Common Stock issued and outstanding. Upon issuance of these shares, the Company has 2,715,000 shares of its Common Stock issued and outstanding.

The shares were issued pursuant to the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”) and Rule 506. Section 4(2) was available because the offer and sale did not involve a public offering and there was no general solicitation or general advertising involved in the offer or sale.

The purchasers were referred via long-term pre-existing business relationships of Jonathan Braun, Chairman of the Company. The Company did not engage in any form of general solicitation or general advertising in connection with this transaction. The purchasers had access to all material information, and were afforded access to the Company’s management in connection with this transaction. They acquired these securities for investment and not with a view toward distribution, acknowledging such intent to us. They understood the ramifications of their actions and represented they are “accredited investors” as defined in Rule 501(a) under the Securities Act. The shares have a legend restricting transferability absent registration or applicable exemption.

Exhibit Number	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Strategic Acquisition, Inc.
Registrant

Date: September 14, 2021	By:	/s/ John P. O’Shea
John P. O’Shea, President

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